As filed with the Securities and Exchange Commission on September 26, 2012

Registration No. 333-131724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kenneth Cole Productions, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	13-3131650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

603 West 50th Street New York, New York 10019	10019
(Address of Principal Executive Offices)	(Zip Code)

Kenneth D. Cole

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, New York 10019

(212) 265-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Adam M. Turteltaub, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-131724) (the “Registration Statement”), originally filed on February 10, 2006 by Kenneth Cole Productions, Inc. (the “Company”), is being filed to remove from registration any and all shares of Class A Common Stock, par value $0.01 per share (“Common Stock”), of the Company that were registered under the Registration Statement and have not been, and will not be, issued or sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 26, 2012.

KENNETH COLE PRODUCTIONS, INC.

By:	/s/ Paul Blum
Name:	Paul Blum
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on this 26th day of September, 2012 in the capacities indicated.

Signature	Title

/s/ Paul Blum Paul Blum	Chief Executive Officer (Principal Executive Officer)

/s/ David P. Edelman David P. Edelman	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Kenneth D. Cole Kenneth D. Cole	Director